Exhibit (a)(1)(vi)

PENN VIRGINIA CORPORATION OFFER TO PURCHASE FOR CASH

ANY AND ALL OF ITS OUTSTANDING

4.50% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2012

(CUSIP No. 707882AA4)

THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY,

APRIL 4, 2011, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED BY US (SUCH TIME, AS SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE, BUT NOT THEREAFTER.

To our clients:

Enclosed for your consideration are an Offer to Purchase, dated March 8, 2011 (as the same may be amended from time to time, the “Offer to Purchase”), a form of Letter of Transmittal (the “Letter of Transmittal”), a form of Notice of Voluntary Offering Instruction and a form of Notice of Withdrawal relating to the offer by Penn Virginia Corporation (the “Company”) to purchase for cash all of its outstanding 4.50% Convertible Senior Subordinated Notes due 2012 (the “Convertible Notes”) from each holder thereof (each a “Holder,” and collectively the “Holders”). Upon the terms and conditions of the Offer to Purchase and the Letter of Transmittal (collectively, the “Offer”), Holders who validly tender and do not validly withdraw their Convertible Notes prior to 12:00 midnight, New York City time, on the Expiration Date, will receive, for each $1,000 principal amount of such Convertible Notes, a cash purchase price equal to $1,027.50. In addition, Holders will receive in respect of their Convertible Notes that are accepted for purchase accrued and unpaid interest on such Convertible Notes to, but excluding, the settlement date of the Offer. All amounts payable pursuant to the Offer will be rounded to the nearest cent. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

The Convertible Notes are obligations of the Company. Any Convertible Notes that are purchased by the Company pursuant to the Offer will be promptly delivered to the Trustee for cancellation and shall cease to be outstanding. Any Convertible Notes that remain outstanding after consummation of the Offer will continue to be obligations of the Company and will continue to accrue interest and have the benefits of the Indenture, including the right of the Holders to convert their Convertible Notes into cash and shares of the common stock of the Company under certain circumstances as described in the Indenture.

Holders that validly tender and do not properly withdraw their Convertible Notes in the Offer will no longer have conversion rights, unless the Company fails to purchase such Convertible Notes pursuant to the Offer.

HOLDERS ARE URGED TO REVIEW THE OFFER TO PURCHASE, THE DOCUMENTS INCORPORATED BY REFERENCE THEREIN AND THE LETTER OF TRANSMITTAL CAREFULLY AND CONSULT WITH THEIR OWN FINANCIAL ADVISORS BEFORE DECIDING WHETHER TO TENDER THEIR CONVERTIBLE NOTES IN THE OFFER.

This material is being forwarded to you as the beneficial owner of Convertible Notes carried by us for your account or benefit but not registered in your name. A tender of any such Convertible Notes may only be made by us as the registered Holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Convertible Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such broker, dealer, commercial bank, trust company or other nominee promptly if they wish to tender Convertible Notes in the Offer.

Accordingly, we request instructions as to whether you wish us to tender any or all such Convertible Notes held by us for your account or benefit, pursuant to the terms and conditions set forth in the Offer to Purchase and the Letter of Transmittal. The Offer to Purchase and the accompanying Letter of Transmittal contain or incorporate by reference important information that we urge you to read carefully before instructing us whether to tender your Convertible Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Convertible Notes carried by us for your account or benefit on your behalf in accordance with the provisions of the Offer to Purchase and the Letter of Transmittal. The Offer will expire at the Expiration Date, which is 12:00 midnight, New York City time, on April 4, 2011, unless extended or earlier terminated by us in our sole discretion. Convertible Notes tendered pursuant to the Offer may be withdrawn, subject to the procedures described in the Offer to Purchase.

Your attention is directed to the following:

(1)	The Offer is for all outstanding Convertible Notes.

(2)	Holders who validly tender and do not validly withdraw their Convertible Notes prior to 12:00 midnight, New York City time, on the Expiration Date, will receive, for each $1,000 principal amount of such Convertible Notes, a cash purchase price equal to $1,027.50. In addition, Holders will receive in respect of their Convertible Notes that are accepted for purchase accrued and unpaid interest on such Convertible Notes to, but excluding, the settlement date of the Offer.

(3)	If the Company does not accept for payment any tendered Convertible Notes, the Company will promptly return tendered Convertible Notes to the Holders thereof.

(4)	Any transfer taxes (but excluding any income taxes) incident to the transfer of Convertible Notes from the tendering Holder to the Company will be paid by the Company, except as provided in the instructions to the Letter of Transmittal.

If you wish to have us tender any or all of your Convertible Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that is attached. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Convertible Notes held by us and registered in our name for your account.

Global Bondholder Services Corporation is the depositary and the information agent for the Offer.

IMPORTANT TAX INFORMATION

FIRPTA Certifications

A U.S. Holder (as defined in the Offer to Purchase) whose tendered Convertible Notes are accepted for payment must provide the Certification of Non-Foreign Status (“FIRPTA Certification”), as indicated below. A form of such FIRPTA Certification is included with this letter.

If the Information Agent receives a properly completed FIRPTA Certification with respect to a tendering beneficial owner of Convertible Notes and neither the Company nor the Information Agent has actual knowledge that such certificate is inaccurate, no amounts in respect of FIRPTA withholding will be withheld from the payment made with respect to such tendering beneficial owner.

If a tendering beneficial owner of notes, such as a Non-U.S. Holder (as defined in the Offer to Purchase), cannot provide a FIRPTA Certification, the interested owner should contact the Information Agent in order to determine whether the owner can qualify for another exemption from FIRPTA withholding.

If a tendering beneficial owner of Convertible Notes does not provide a properly completed FIRPTA Certification or other documentation and certifications establishing, to the Company’s satisfaction, that no withholding is required, the Depositary will withhold 10% of the gross consideration paid with respect to such tendering beneficial owner in order to satisfy the Company’s potential FIRPTA withholding obligations. The Company will report and pay over any withheld amounts to the Internal Revenue Service (“IRS”) in accordance with Treasury Regulation Section 1.1445-1(c), including the filing of an IRS Form 8288 and 8288-A. Pursuant to Treasury Regulation Section 1.1445-1(f), the Company’s satisfaction of its FIRPTA withholding obligations will not relieve a tendering beneficial owner of Convertible Notes of its obligation to file a U.S. tax return and to pay any remaining amounts owed in respect of the FIRPTA tax.

In general, if the FIRPTA tax applies to a Non-U.S. Holder, any gain recognized by such Non-U.S. Holder will be subject to U.S. federal income tax at rates generally applicable to U.S. taxpayers. Any amounts withheld by the Company to satisfy its potential FIRPTA withholding obligations generally will be credited against any remaining U.S. federal income tax liabilities of the tendering Non-U.S. Holder. To claim such a credit, a stamped copy of IRS Form 8288-A (which the IRS generally must provide to such Non-U.S. Holder upon its receipt from the Company) should be attached to the U.S. federal income tax return of the Non-U.S. Holder pursuant to Treasury Regulation Section 1.1445-1(f)(2). If any withheld amounts exceed the Non-U.S. Holder’s maximum tax liability (as determined by the IRS), such Non-U.S. Holder may seek a refund of such excess.

EACH TENDERING BENEFICIAL OWNER OF CONVERTIBLE NOTES IS URGED TO CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE PROPER COMPLETION OF THE FIRPTA CERTIFICATION INCLUDED WITH THIS LETTER AND THE APPLICATION OF THE FIRPTA TAX AND FIRPTA WITHHOLDING TO SUCH TENDERING BENEFICIAL OWNER.

CIRCULAR 230 DISCLOSURE. ANY DISCUSSION OF U.S. FEDERAL INCOME TAX ISSUES SET FORTH HEREIN WAS WRITTEN IN CONNECTION WITH THE PROMOTION OF THE OFFER DESCRIBED HEREIN. SUCH DISCUSSION IS NOT INTENDED OR WRITTEN TO BE LEGAL OR TAX ADVICE TO ANY PERSON AND IS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED, BY ANY PERSON FOR THE PURPOSE OF AVOIDING U.S. FEDERAL TAX PENALTIES THAT MAY BE IMPOSED ON SUCH PERSON.

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Offer of Penn Virginia Corporation to purchase for cash any and all of its outstanding outstanding 4.50% Convertible Senior Subordinated Notes due 2012. This will instruct you to tender the principal amount of Convertible Notes indicated below held by you for the account or benefit of the undersigned pursuant to the terms and conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Box 1 ☐	Please tender my Convertible Notes held by you for my account or benefit. I have indicated below the principal amount of Convertible Notes to be tendered in denominations of $1,000 and any multiple thereof, if I wish to tender less than all of my Convertible Notes.
Aggregate Principal Amount Tendered:
$
(Complete only if you wish to tender less than the aggregate principal amount held for your account of benefit)
Box 2 ☐	Please do not tender my Convertible Notes held by you for my account or benefit.

Date:	, 2011

Signature(s)

Please print name(s) here

Address:

(Include Zip Code)

Area Code and Telephone No.:

Tax Identification or Social Security Number(s):

My Account Number With You:

Unless a specific contrary instruction is contained herein, your signature(s) hereon shall constitute an instruction to us to tender all of your Convertible Notes.

TO BE COMPLETED BY ALL TENDERING U.S. HOLDERS

FIRPTA CERTIFICATION OF NON-FOREIGN STATUS

NOTE TO U.S. HOLDERS: FAILURE TO COMPLETE AND RETURN THIS CERTIFICATION WILL RESULT IN FIRPTA WITHHOLDING OF TEN PERCENT ON PAYMENTS MADE TO YOU PURSUANT TO THE TENDER OFFER

This Certification must be made by and on behalf of the person who is treated as the beneficial owner of the tendered Convertible Notes for U.S. federal income tax purposes (the “Transferor”). If legal title to the tendered Convertible Notes is held by an entity that is disregarded as an entity separate from its owner under Treasury Regulation 301.7701-3 (generally an unincorporated entity wholly owned by one person, a “Disregarded Entity”), the Transferor is the first owner of the Disregarded Entity that is not a Disregarded Entity.

If legal title to the Convertible Notes is held by a Disregarded Entity, please provide the name of the Disregarded Entity here:                                                          .

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. To inform the transferee (buyer) that withholding of tax is not required upon my disposition of a U.S. real property interest, the undersigned hereby certifies the following:

(1)	The name of the Transferor is: ;

(2)	Transferor is not a nonresident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and U.S. Treasury regulations);

(3)	Transferor is not a Disregarded Entity as defined above;

(4)	Transferor’s Taxpayer Identification Number (SSN for individuals, EIN for all others) is ; and

(5)	Transferor’s address (home for individuals, office for all others) is:

Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete. If the Transferor is an individual, I further declare that I am the Transferor. If the Transferor is not an individual, I further declare that I have authority to sign this document on behalf of Transferor.

Signature:
Print Name:
Title (if not individual):
Date:

PLEASE CONTACT YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE FOR ASSISTANCE COMPLETING THE INFORMATION REQUESTED BELOW

Amount Tendered (CUSIP No. 707882AA4): $
DTC Participant Name:
DTC Participant Number:
VOI#:

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